FORM OF SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$[   ]September 30, 2016

FOR VALUE RECEIVED, Zivo Bioscience, Inc. a Nevada Corporation (“Borrower” or “Zivo”), whose address is 2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320, promises to pay to the order of [    ] (“Lender”) at 175 W. Jackson Blvd., Suite 440,  Chicago, IL 60604, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of [    ] ($[    ]), together with interest as provided herein, in accordance with the terms of this Senior Secured Convertible Promissory Note (this “Note”).  This Note is issued in connection with that certain Loan Agreement, of even date herewith, by and between Lender and Borrower (the “Loan Agreement”).

1.Payment.  The unpaid principal balance of this Note shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month at a rate of eleven percent (11%) per annum (the “Effective Rate”). Upon the occurrence and during the continuance of an Event of Default (as defined below), the unpaid principal balance of this Note shall bear interest, computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate equal to the lesser of five percent (5%) over the Effective Rate or the highest rate allowed by applicable law.  The indebtedness represented by this Note shall be paid to Lender in an installment of interest only on the first anniversary of the date of this Note, and, if not sooner converted in accordance with the terms of this Note, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full on the second anniversary of the date of this Note (the “Due Date”).  This Note may not be prepaid without the prior written consent of Lender.

2.Use of Proceeds.  The funds advanced pursuant to this Note shall be used for general corporate purposes

3.Conversion Right.

(a)Any outstanding principal and interest on the Notes shall be convertible, into the Company’s Common Stock by the holders of the Notes at any time, and from time to time until all principal and interest on the Notes have been repaid.

(b)In the event that the Loan is converted into shares of common stock of Zivo in accordance with its terms, the outstanding indebtedness of this Note (including all accrued and unpaid interest) shall be converted into 10 x Principal Amount shares of common stock of Zivo (“Shares”).

(c)Upon conversion of this Note as provided herein, (i) this Note shall be deemed cancelled and shall be converted into the Shares as specified above; and (ii) Lender, by acceptance of this Note, agrees to deliver the executed original of this Note to Borrower within ten (10) days of such conversion and to execute all governing documents of Zivo and such other agreements as are necessary to document the issuance of the Shares and to comply with applicable securities laws.

4.Default.  Each of the following constitutes an “Event of Default” under this Note:

(a)Borrower’s failure to pay the outstanding indebtedness of this Note within ten (10) days of the date on which such payment is due hereunder, whether at maturity or otherwise;

(b)Borrower’s breach of or failure to perform or observe any covenant, condition or agreement contained in this Note, the Loan Agreement or the Security Agreement (defined below) which breach or failure continues unremedied for a period of thirty (30) calendar days after receipt by Borrower of written notice specifying the nature of the default;

(c)Borrower files a voluntary petition in bankruptcy;

(d)Borrower makes a general assignment for the benefit of its creditors or Borrower’s creditors file against Borrower any involuntary petition under any bankruptcy or insolvency law that is not dismissed within ninety (90) days after it is filed; or

(e)Any court appoints a receiver to take possession of substantially all of Borrower’s assets and such receivership is not terminated within ninety (90) days after its appointment.

Upon the occurrence and during the continuance of an Event of Default, at the election of Lender, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full.

5.Security.  This Note is secured by all of the assets of the Borrower pursuant to that certain Security Agreement, dated as of the date of this Note (the “Security Agreement”).

6.Waivers.  Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note.  The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party.

7.Usury. Notwithstanding anything herein to the contrary, in no event shall Borrower be required to pay a rate of interest in excess of the Maximum Rate.  The term “Maximum Rate” shall mean the maximum non-usurious rate of interest that Lender is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder, or under any other document or instrument executed and delivered in connection therewith and the indebtedness evidenced hereby.

In the event Lender ever receives, as interest, any amount in excess of the Maximum Rate, such amount as would be excessive interest shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall be returned to Borrower.  In determining whether or not the interest paid or payable, under any specified contingency, exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted by law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

8.Intercreditor Agreement. This Note and all indebtedness and other obligations hereunder, and the payment and time of payment thereof, are subject to the terms and conditions of that certain Intercreditor Agreement among the Lenders (as defined in the Loan Agreement) and HEP Investments LLC.

9.Miscellaneous.

(a)All modifications, consents, amendments or waivers of any provision of any this Note shall be effective only if in writing and signed by the Required Lenders (as defined in the Loan Agreement) and then shall be effective only in the specific instance and for the limited purpose for which given.

(b)All communications provided in this Note shall be personally delivered or mailed, postage prepaid, by registered or certified mail, return receipt requested, to the addresses set forth at the beginning of this Note or such other addresses as Borrower or Lender may indicate by written notice.

(c)The headings used in this Note are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Note.

(d)This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that neither party may, without the prior written consent of the other party, assign any rights, powers, duties or obligations under this Note.

(e)This Note shall be construed and enforced in accordance with the laws of the State of Illinois without giving effect to its conflicts of laws provisions. All actions arising out of or relating to this Note shall be heard and determined exclusively by any state or federal court with jurisdiction in the Northern District of the State of Illinois. Consistent with the preceding sentence, the parties hereto hereby irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Note or the transactions contemplated by this Note may not be enforced in or by any of the above-named courts.

IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the day and year first written above.

BORROWER:

ZIVO BIOSCIENCE, INC.

By: _______________________________________________

Print Name: ________________________________________

Its: _______________________________________________